SCHEDULE 14A
                                ( RULE 14A-101 )

                     INFORMATION REQUIRED IN PROXY STATEMENT
                                SCHEDULE 14A-101

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ________)


Filed by the Registrant                       [x]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement.    [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2)).
[x] Definitive Proxy Statement.
[ ] Definitive Additional Materials.
[ ] Soliciting Material Under Rule 14a-12.

                               LECROY CORPORATION
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     ---------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

       2)  Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

       4)  Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

       5)  Total fee paid:
-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           1)   Amount previously paid:
-------------------------------------------------------------------------------

           2)   Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

           3)   Filing Party:
-------------------------------------------------------------------------------

           4)   Date Filed:
-------------------------------------------------------------------------------

                               LECROY CORPORATION

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 30, 2002


                                                         700 Chestnut Ridge Road
                                                  Chestnut Ridge, New York 10977
                                                              September 24, 2002


To the Stockholders of
   LeCroy Corporation:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at LeCroy Corporation's executive offices located at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, on Wednesday, October 30, 2002 at 11:00 a.m., Eastern Time, for the following purposes:

1. To elect three directors to serve for three-year terms and until their successors are duly elected and qualified; and

2.  To approve the Amended and Restated 1993 Stock Incentive Plan; and

3. To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on September 3, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.



                                             By Order of the Board of Directors



                                             Raymond F. Kunzmann
                                             Secretary


IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

                               LECROY CORPORATION

                                -----------------

                                 PROXY STATEMENT

RECORD DATE, SOLICITATION, VOTING AND REVOCABILITY OF PROXIES, VOTING RIGHTS

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation (the "Company" or "LeCroy") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on October 30, 2002 at 11:00 a.m., Eastern Time, at the Company's executive offices, at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, and at any adjournment or postponement thereof. The close of business September 3, 2002 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and proxies for use at the Annual Meeting will be mailed to stockholders on or about September 24, 2002, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by the officers, directors or regular employees of the Company, who will not receive any additional compensation for such solicitation activities. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

      A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specific instructions are given, your shares will be voted for the election of all directors as indicated in Proposal No. 1 and for the approval of the Amended and Restated 1993 Stock Incentive Plan as indicated in Proposal No. 2, as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with the best judgment of the named proxies on any other matters that may properly come before the Annual Meeting.

      As of the close of business on September 3, 2002, the Company had outstanding 10,323,071 shares of Common Stock, $.01 par value, and 500,000 of Series A Convertible Redeemable Preferred Stock ("Preferred Stock"), $.01 par value. Each share of Common and Preferred Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the Annual Meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting but will not be counted as votes on any proposals at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors and the approval of the Amended and Restated 1993 Stock Incentive Plan. The affirmative vote of the holders of a plurality of the shares of stock present or represented and actually voted at the Annual Meeting is required for the election of directors and the approval of the Amended and Restated 1993 Stock Incentive Plan.

      The Company's Annual Report for the fiscal year ended June 30, 2002, containing the audited financial statements and notes thereto, is being mailed to stockholders concurrently with this statement.

      The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of July 31, 2002 by (i) each person or group who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation," and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock shown as of July 31, 2002, except to the extent authority is shared by spouses under applicable law.

                                                                                        AMOUNT &
                                                                                       NATURE OF     PERCENT
                                                                                       BENEFICIAL       OF
TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNERSHIP      CLASS
--------------    ------------------------------------                                 ----------     -----
Common            State of Wisconsin Investment Board...............................    1,633,420      15.1
                     P.O. Box 7842
                     Madison, Wisconsin 53707
Common            Kopp Investment Advisors, Inc. ...................................     1,528,982      14.1
                     7701 France Avenue South, Suite 500
                     Edina, Minnesota 55435
Common            Peter H. Kamin (1)................................................    1,487,072      13.7
                     c/o ValueAct Capital Partners
                     1 Financial Center, Suite 1600
                     Boston, Massachusetts 02111
Common &          Douglas A. Kingsley (2)...........................................      784,000       7.1
Preferred (2)

Common            State Street Research and Management Company......................      684,000       6.3
                     1 Financial Center
                     Boston, Massachusetts 02111
Common            TCW Asset Management..............................................      646,760       6.0
                     865 South Figueroa Street, Suite 1800
                     Los Angeles, California 90017
Common            Walter O. LeCroy, Jr. (3).........................................      536,963       5.0
Common            Lutz P. Henckels (4)..............................................      441,068       4.0
Common            Thomas H. Reslewic (5)............................................      229,467       2.1
Common            David C. Graef (6)................................................       66,097        *
Common            Conrad J. Fernandes (7)...........................................       47,288        *
Common            Robert E. Anderson (8)............................................       45,870        *
Common            Werner H. Brokatzky (9)...........................................       44,805        *
Common            Raymond F. Kunzmann (10)..........................................       38,132        *
Common            Charles A. Dickinson (11) ........................................       35,354        *
Common            William G. Scheerer (12) .........................................       35,101        *
Common            Allyn C. Woodward, Jr. (13).......................................       34,716        *
Common            R. Scott Bausback (14)............................................       25,000        *
                  All executive officers and directors as a group (14 persons)(15)..    3,850,933      32.2

--------
     (See legend on following page)
     *Denotes less than 1% of the outstanding Common Stock

       If not otherwise noted, the address of beneficial owners is c/o LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

(1) Includes 1,475,072 shares of Common Stock owned by ValueAct Capital Partners and its affiliates ValueAct Capital Partners L.P., ValueAct Capital Partners II Limited Partnership and ValueAct Capital International Limited, and 12,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(2) Includes 500,000 shares of Common Stock issuable to Advent Global GECC III Limited Partnership, Enviro Tech Investment Fund I Limited Partnership, Advent Limited Partnership, Oakstone Ventures Limited Partnership and Advent Partners Limited Partnership upon conversion of Series A Convertible Redeemable Preferred Stock, 250,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock, and 34,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(3) Includes an aggregate of 7,778 shares of Common Stock held in certain trusts for the benefit of members ofMr. LeCroy's family. Mr. LeCroy disclaims beneficial ownership of the 7,778 shares held in such trusts.

(4) Includes 256,783 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002 and an aggregate of 94,811 shares held in certain trusts for the benefit of Mr. Henckels' children. Mr. Henckels disclaims beneficial ownership of the 94,811 shares held in such trusts.

(5) Includes 221,808 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(6) Includes 60,449 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(7) Includes 46,246 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(8) Includes 44,870 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(9) Includes 37,771 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(10) Includes 35,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(11) Includes 34,954 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(12) Includes 34,901 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(13) Includes 34,716 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(14) Includes 25,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002.

(15) Includes an aggregate of 878,498 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2002, 500,000 shares of Common Stock issuable upon conversion of Series A Convertible Redeemable Preferred Stock and 250,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.

               PROPOSAL NO. 1 -- ELECTION OF A CLASS OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of the Company's directors are listed below with their principal occupations for the last five years.

     At the Annual Meeting, three directors are to be elected in Class I, to hold office for three years or until their respective successors are elected and qualified. The remaining Directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below.

     Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.


     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following sets forth certain information with respect to the Nominees and those Continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 2003 and 2004.

                            NOMINEES FOR ELECTION AS
                CLASS I DIRECTORS FOR A THREE YEAR TERM EXPIRING
                           AT THE 2005 ANNUAL MEETING

       DIRECTOR                    AGE             PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
       --------                    ---             -------------------------------------------------
Charles A. Dickinson                78    Director  since May 1998.  Chairman of the Board of  Directors  of the
                                          Company  since  February  1999.  Mr.  Dickinson  is also a director of
                                          Solectron Corporation, as well as five privately held companies.

Lutz P. Henckels                    61    Director  since July 1993.  Consultant  to the Company  since  January
                                          2002 and  Chief  Executive  Officer  of the  Company  from  July  1993 through December 2001.

Peter H. Kamin                      40    Director  since  August  2001.  Partner of ValueAct  Capital  Partners
                                          LLP, an investment management company,  since June 2000 and Partner of
                                          Peak Investment LLP, an investment  management company, from June 1992 until  June  2000.  Mr.  Kamin is also a director  of  Insurance  Auto
                                          Auction, Inc. and TFC Enterprises.

           CLASS II DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES
                           AT THE 2003 ANNUAL MEETING

       DIRECTOR                    AGE             PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
       --------                    ---             -------------------------------------------------
Douglas A. Kingsley                40     Director  since June 1999.  Also a Director  from July 1995 to October
                                          1998.  Senior Vice President of Advent  International  Corporation,  a
                                          venture capital firm,  since January 1998 and Vice President of Advent
                                          International  Corporation  from  January 1996 to December  1997.  Mr.
                                          Kingsley is also a director of Vecco  Instruments  Inc. and Lionbridge
                                          Technologies Inc.

William G. Scheerer                64     Director  since  July  1995.  President  of  Performance  Quest LLC, a private consulting corporation,  since January 1997 and Vice President of Kalman  Saffran  Associates,  Inc., a high  technology R&D contract company, from March 1997 to January 2001.

Allyn C. Woodward, Jr.             61     Director  since  June  1998.  Vice  Chairman  and  Director  of Adams,
                                          Harkness  & Hill,  Inc.,  an  institutional  research,  brokerage  and investment  banking  firm  since  June 1995.  Mr.  Woodward  is also a director of several private companies.


           CLASS III DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES
                           AT THE 2004 ANNUAL MEETING

       DIRECTOR                    AGE             PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
       --------                    ---             -------------------------------------------------
Walter O. LeCroy, Jr.              67     Director  since the Company's  inception.  Founder and Chairman of the
                                          Board of the Company from 1964 to 1998.

Robert E. Anderson                 61     Director  since July  1995.  President  of  Omniken,  Inc.,  a private consulting firm,  since September 1993;  President and Chief Executive
                                          Officer of GenRad,  Inc., a manufacturer  of electronic  test systems, from 1988 to June 1993 and as Chairman in 1993.  Mr.  Anderson is also a director of several private companies.

Thomas H. Reslewic                 43     Director  since January 2002. Mr.  Reslewic  joined LeCroy in 1990 and has served as President  and Chief  Executive  Officer  since  January
                                          2002.  Mr.  Reslewic  previously  served the Company as President from
                                          September  2001 until  December  2001,  President and Chief  Operating
                                          Officer from October 2000 until  September  2001,  and Executive  Vice
                                          President  and  Chief  Operating  Officer  from  February  1998  until
                                          October 2000.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

     Attendance at Board and Committee Meeting

      During fiscal 2002, the Board of Directors held fourteen meetings. During that fiscal year, each Director attended 75% or more of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings of the committees on which such director served that were held during the period in which he was a director.

      Committees of the Board

      The Company's Board of Directors has a Compensation Committee and an Audit Committee. The members and responsibilities of these committees of the Company's Board of Directors are described as follows:

     Compensation Committee

     The Compensation Committee during fiscal 2002 consisted of Messrs. Charles
A. Dickinson, Allyn C. Woodward, Jr. and William G. Scheerer, each of whom is an independent director. Such committee reviews the Company's executive compensation and benefit policies and administers the Amended and Restated 1993 Stock Incentive Plan. The Compensation Committee met eight times during fiscal 2002.

     Audit Committee

      The Audit Committee during fiscal 2002 consisted of Messrs. Robert E. Anderson, Charles A. Dickinson and William G. Scheerer, each of whom is an independent director. This committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the annual audit and quarterly reviews of the Company's financial statements by the independent public accountants. The Audit Committee met six times during fiscal 2002. For a description of the Audit Committee's findings see "Audit Committee Report" on page 17.

      On June 19, 2002, Charles A. Dickinson, Chairman of the Audit Committee, resigned. On the same date, Robert E. Anderson was appointed Chairman and Peter
H. Kamin was appointed as a new member of the Audit Committee.

    Compensation of Directors

     The Chairman of the Company's Board of Directors receives an annual Board retainer of $30,000 payable in quarterly installments. The other non-employee directors receive an annual Board retainer of $20,000 payable in quarterly installments. In addition, each non-employee director currently receives an option to purchase 15,000 shares of common stock, at a price equal to the fair market value on the date of grant, upon his or her initial election or appointment to the Board. These shares vest ratably on a monthly basis over 36 months. After each director's initial grant he or she will receive annual option grants of 7,000 shares (5,000 shares prior to an amendment dated October 25, 2000), at a price equal to the fair market value on the date of grant, on each anniversary date of the initial grant. These options will vest immediately. No stock option granted to a non-employee director is exercisable after ten years from the date of grant.

      No executive officer of the Company receives any additional compensation for serving as a member of the Board of Directors or its committees, except for reimbursement of expenses incurred attending meetings of the Board of Directors or its committees.

PROPOSAL NO. 2 -- APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

     At the Annual Meeting, you are being asked to approve the adoption of the Amended and Restated 1993 Stock Incentive Plan (the "Plan"). For the reasons set forth below, the Board recommends that stockholders approve the Plan.

     On September 11, 2002, the Board of Directors further amended and restated the Company's 1993 Amended and Restated Stock Incentive Plan to extend the termination date of that plan from January 4, 2003 to January 4, 2008.

     The purpose of the Plan is to promote the best interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees and consultants of exceptional ability, upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide a means to encourage stock ownership and a proprietary interest in the Company.

Principal Features of the Plan

     The full text of the Plan is set forth as Appendix A hereto, and readers are urged to refer to it for a complete description of the Plan. The summary of the principal features of the Plan which follows is qualified entirely by such reference.

     The Plan provides for the grant of incentive stock options, nonqualified stock options and restricted stock awards to employees (including officers and employee directors) and consultants of the Company or any subsidiary. The aggregate number of shares of Common Stock that may be issued or transferred pursuant to options or restricted stock awards under the Plan shall not exceed 3,500,000 shares. This maximum number of shares will automatically increase each July 1 thereafter during the term of the Plan, by an additional number of shares of Common Stock equal to five percent of the total number of shares of Common Stock issued and outstanding as of the close of business on the immediately preceding June 30, which is the last day of the Company's fiscal year. No more than an aggregate of 6,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the Plan. No participant in any year may be granted options or restricted stock awards with respect to more than 300,000 shares of Common Stock. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of July 7, 1995. Such amounts shall be adjusted for any subsequent changes in the number of outstanding shares of Common Stock. Under the current capital structure, the Company currently has available to it for issuance under the Plan an aggregate of 647,114 shares of Common Stock.

     The Compensation Committee of the Board of Directors ("Committee") shall supervise and administer the Plan. The Committee has the authority to determine which eligible individuals are to receive options or restricted stock awards, the terms of such options or awards, the status of such options as incentive or nonqualified stock options under the federal income tax laws, including the number of shares, exercise or purchase prices and times at which the options become and remain exercisable or restricted stock vests and the time, manner and form of payment upon exercise of an option.

     Unless approved by stockholders owning a majority of shares present and entitled to vote at a duly convened meeting of stockholders, the purchase price of any option granted under the Plan may not be less than 100% of the fair market value of the common stock on the date of grant of such option and may not be reduced after the date of grant of such option. The options become exercisable at such time or times as are determined by the Compensation Committee and expire after a specified period that may not exceed ten years. Options are exercisable to the extent vested only while the optionee is an eligible employee of the Company or within three months following termination of employment, except if an employee dies or becomes disabled while he or she is serving the Company, the option is exercisable for a maximum of one year. Each stock option granted under the Plan shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution.

     Assuming approval of the Plan by the stockholders, the Plan shall terminate on January 4, 2008, unless earlier terminated by the Board of Directors. No stock options shall be granted after the date on which this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to the stock options granted made prior to such date, shall survive the termination of the Plan and continue to apply to such stock options.

     The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following approval of the Plan by the Company's stockholders, the Company will seek stockholder approval for any change to the extent required by applicable law, regulation or rule.

     Each option granted to an officer of the Company, subject to the short-swing profit restrictions of the Federal securities laws, may provide that upon the acquisition of 50% or more of the Company's outstanding common stock pursuant to a hostile takeover (as defined), such option, if outstanding for at least six months, will automatically be canceled in exchange for a cash distribution to the officer based upon the difference between the takeover price and the exercise price of the option. In the event of an acquisition (as defined) that is not a hostile takeover, if the acquiring entity does not assume the obligations, then all restricted stock awards and all stock options will vest and all repurchase rights with respect to restricted stock will terminate. In any event, the Committee shall have the discretion to automatically accelerate vesting of stock options and terminate the repurchase rights with repect to restricted stock awards. Upon a change of control (as defined) that is not the result of a hostile takeover or an acquisition, the Committee shall have discretion to provide for accelerated exercisability or vesting of stock options and restricted stock awards. Such acceleration may be conditioned upon subsequent termination of the affected employee's employment.

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate number of shares that may be issued under the Plan) and kind of shares to be issued under the Plan and the price of any stock option.

Federal Income Tax Consequences

     The description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the Federal income tax laws.

     Incentive stock options may be granted under the Plan only to employees of the Company or a subsidiary, and the aggregate fair market value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a participant in any calendar year shall not exceed $100,000 or such other limit as may be required by the Internal Revenue Code. Any options that purport to be incentive stock options but which are granted to persons other than employees of the Company or a subsidiary shall be, nonqualified options. In addition, any options that purport to be incentive stock options but are granted in amounts in excess of $100,000 in a calender year per employee, shall be, to the extent of such excess, nonqualified options.

     All incentive stock options to be granted under the Plan are entitled to special tax treatment under Section 422 of the Internal Revenue Code. As a result, except as noted at the end of this paragraph, there are no Federal income tax consequences to the Company or the participant upon grant or exercise of an incentive stock option. If a participant holds shares of Common Stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and the Company will be entitled to an equivalent deduction. Some participants may have to pay alternative minimum tax upon exercise of an incentive stock option.

     All nonqualified options to be granted under the Plan are nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code. There are no Federal income tax consequences to the Company or the participant upon the grant of nonstatutory stock options. Upon the exercise of a nonstatutory stock option the recipient generally recognizes ordinary compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company is permitted a deduction equal to the amount the recipient is required to recognize. Upon the sale or exchange of any shares acquired upon exercise of the nonstatutory stock options, the excess of the amount realized over the market value of the shares on the date of exercise will be taxable.

     Restricted stock grants are generally taxable to the recipient at the time the restrictions lapse, rather than at the time of the award. The amount of income subject to tax is the difference between the fair market value of shares at the time the restrictions lapse minus the amount paid for the shares. However, the Internal Revenue Code Section 83(b) permits a taxpayer to elect, within 30 days of the award, to change the tax treatment of the restricted shares. If the recipient makes a Section 83(b) election, taxes must be reported as ordinary income at the time of the award and are determined based upon the fair market value of the restricted shares (minus the amount paid for the shares). The Company generally will be entitled to a tax deduction equal to the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares.

Board Recommendation

     The Board of Directors believes that the Company's grant of stock options and restricted stock awards will provide significant incentives to eligible employees who are expected to contribute materially to the continued success of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the entire equity compensation program in effect for plans approved by stockholders and plans that have not been approved by stockholders as of June 30, 2002:

                                                                    (A)                (B)                 (C)
                                                                                                        NUMBER OF
                                                                                                       SECURITIES
                                                                                                        REMAINING
                                                                 NUMBER OF                            AVAILABLE FOR
                                                              SECURITIES TO BE                      FUTURE ISSUANCE
                                                                ISSUED UPON      WEIGHTED-AVERAGE     UNDER EQUITY
                                                                EXERCISE OF       EXERCISE PRICE      COMPENSATION
                                                                OUTSTANDING       OF OUTSTANDING    PLANS (EXCLUDING
                                                                  OPTIONS,           OPTIONS,          SECURITIES
                                                                WARRANTS AND         WARRANTS         REFLECTED IN
EQUITY PLANS APPROVED BY STOCKHOLDERS:                             RIGHTS           AND RIGHTS         COLUMN (A))
--------------------------------------                             ------           ----------         -----------
Amended and Restated 1993 Stock Incentive Plan (1)                 2,471,650          $  17.19             647,114
1995 Non-Employee Director Stock Option Plan                          13,441             12.19                   -
1998 Non-Employee Director Stock Option Plan                         192,000             17.03             308,000
                                                             ---------------      ------------     ---------------
                                                                   2,677,091          $  17.15             955,114
                                                             ===============                       ===============

(1) The Amended and Restated 1993 Stock Incentive Plan as proposed to be amended will extend the termination date of the Amended and Restated 1993 Stock Incentive Plan through January 4, 2008.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to all compensation awarded to, earned by, or paid to (i) all individuals serving as the Company's Chief Executive Officer during fiscal 2002, (ii) the four highest compensated executive officers who were serving as executive officers at the end of fiscal 2002 and (iii) two additional officers for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at the end of fiscal 2002 (collectively, the "Named Executive Officers"):

                                                                            LONG-TERM COMPENSATION
                                                 ANNUAL COMPENSATION               AWARDS
                                              -----------------------     ---------------------------
                                                                            RESTRICTED    SECURITIES        ALL OTHER
                                                                BONUS         STOCK       UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR    SALARY ($)       ($) (1)    AWARDS ($) (6)  OPTIONS (#)        ($) (7)
----------------------------          ----    -----------      -------    --------------  -----------        -------
Thomas H. Reslewic..................  2002        337,846            -          9,513        50,000            10,800
  President, Chief Executive Officer  2001        280,677      195,845              -             -            10,800
  as of January 2, 2002               2000        268,000      140,469              -       100,000            10,800

Lutz P. Henckels....................  2002        413,058            -        223,179             -            14,221
  Chief Executive Officer             2001        335,000      103,950              -        50,000            14,524
  until January 1, 2002               2000        335,000      175,586              -             -            14,768

Raymond F. Kunzmann (2).............  2002        220,000            -         31,205        12,000            17,392
  Vice President, Finance, Chief      2001        220,000       86,100              -        50,000            11,858
  Financial Officer, Secretary and    2000         80,385       23,944              -        70,000            4,514
  Treasurer

R. Scott Bausback (3)...............  2002        209,615            -              -       100,000           125,811 (9)
  Executive Vice President, Chief     2001            -              -              -             -                 -
  Operating Officer                   2000            -              -              -             -                 -

Conrad J. Fernandes.................  2002        200,254            -              -        20,000            21,449 (11)
  Vice President, Worldwide Sales     2001        207,173       20,000              -             -            20,860 (11)
                                      2000        191,448       39,250              -        10,000            44,292 (11)

Werner H. Brokatzky.................  2002 (4)    185,884            -              -             -           483,601 (4)(5)(10)
  Vice President, Operations          2001 (4)    203,555            -              -             -            26,857 (4)(5)
   until January 30, 2002             2000 (4)    218,959            -              -             -            28,986 (4)(5)

Ronald S. Nersesian.................  2002        152,261            -              -             -            54,003 (8)
  Senior Vice President, Chief        2001        188,000      123,172              -             -            14,467
  Administrative Officer until        2000        188,000      126,295              -        60,000            14,521
  April 19, 2002

David C. Graef......................  2002        180,000            -         45,117         7,100             5,269
  Vice President, Research and        2001        173,461       46,500              -        20,000             2,590
  Development                         2000        155,769       53,208              -        55,000                 -

---------

     (See legend on following page)

(1) Bonuses paid reflect amounts earned and accrued in the current fiscal year.

(2)    Mr. Kunzmann's employment with the Company commenced in February 2000.

(3)    Mr. Bausback's employment with the Company commenced in August 2001.

(4) Dollar amount reflects the conversion of compensation amounts from Swiss francs to United States dollars using the average exchange rates during fiscal 2002, 2001 and 2000, respectively.

(5) Includes $21,194, $10,578, and $11,412 for Mr. Brokatzky representing the Company's payment to the subsidiary defined contribution plan in fiscal 2002, 2001 and 2000, respectively.

(6) Restricted shares vest ratably over three years. The closing market price of the Company's common stock on the date of grant August 7, 2001 was $21.67.

(7) Includes automobile allowance and amounts paid to individual 401(k) accounts as a matching contribution by the Company. For Mr. Henckels, the 401(k) match was $3,421, $3,724 and $3,968 in fiscal 2002, 2001 and 2000, respectively; for Mr. Bausback, the 401(k) match was $1,683 in fiscal 2002; for Mr. Kunzmann, the 401(k) match was $6,592 and $1,058 in fiscal 2002 and 2001, respectively; for Mr. Fernandes, the 401(k) match was $4,101 and $2,660 in fiscal 2002 and 2001, respectively; for Mr. Graef, the 401(k) match was $5,269 and $2,590 in fiscal 2002 and 2001, respectively; and for Mr. Nersesian the 401(k) match was $7,464, $3,667 and $3,721 in fiscal 2002, 2001 and 2000, respectively.

(8) Includes $38,231 of severance payments. Mr. Nersesian will also receive $86,769 of severance in fiscal 2003.

(9) Includes a $124,128 moving and relocation payment in accordance with Mr. Bausback's employment agreement.

(10)   Includes a $459,852 non-compete and confidentiality payment.

(11) Includes $17,348 of foreign tax reimbursements in fiscal 2002 and cost-of-living allowances of $18,200 and $36,400 in fiscal 2001 and 2000, repectively, related to an overseas employment assignment.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options during fiscal year 2002 by each of the named executive officers and the fiscal year-end value of unexercised options.


                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                   OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END(2) $
                                  SHARES                          ---------------------------    --------------------------
                               ACQUIRED ON          VALUE                EXERCISABLE/                  EXERCISABLE/
NAME                           EXERCISE (#)      REALIZED ($)           UNEXERCISABLE                  UNEXERCISABLE
----                          ---------------    -------------    ---------------------------    --------------------------
Thomas H. Reslewic.........       10,000          104,434 (1)        221,808   /  110,757           103,408  /        -
Lutz P. Henckels...........            -                -            256,783   /   57,500           622,632  /        -
Raymond F. Kunzmann........            -                -             35,000   /   47,000                 -  /        -
R. Scott Bausback..........            -                -                  -   /  100,000                 -  /        -
Conrad J. Fernandes........        1,000           10,000 (1)         46,246   /   27,500            15,295  /        -
Werner H. Brokatzky........            -                -             37,771   /   28,750            36,232  /        -
Ronald S. Nersesian .......       37,500           43,160 (1)         41,501   /        -                 -  /        -
David C. Graef.............            -                -             51,699   /   49,600            28,958  /        -

---------
(1) Calculated on the basis of the fair market value of the Common Stock at date of exercise, less the applicable option exercise price.

(2) Calculated on the basis of the fair market value of the Common Stock on June 30, 2002 ($11.90), less the applicable option exercise price.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during fiscal year 2002 to each of the Named Executive Officers.

                                                       INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE
                                            ---------------------------------------         VALUE AT ASSUMED
                                NUMBER OF   PERCENT OF TOTAL                          ANNUAL RATES OF STOCK PRICE
                                SECURITIES      OPTIONS                                     APPRECIATION FOR
                                UNDERLYING      GRANTED      EXERCISE OR                      OPTION TERM
                                 OPTIONS    TO EMPLOYEES IN  BASE PRICE  EXPIRATION   ---------------------------
                                GRANTED(#)    FISCAL YEAR     ($/SHARE)     DATE         5%($)           10%($)
                                ----------    -----------     ---------     ----        -------         -------
Thomas H. Reslewic............     50,000           8.0          18.36     1/02/12      577,325       1,463,056
Lutz P. Henckels..............          -             -              -           -            -               -
Raymond F. Kunzmann...........     12,000           1.9          19.40    12/27/11      146,407         371,023
R. Scott Bausback.............    100,000          16.1          22.71     8/22/11    1,428,220       3,619,389
Conrad J. Fernandes...........     20,000           3.2          19.40    12/27/11      244,011         618,372
Werner H. Brokatzky...........          -             -              -           -            -               -
Ronald S. Nersesian ..........          -             -              -           -            -               -
David C. Graef................      7,100           1.1          19.40    12/27/11       86,624         219,522

     Options described in this table were issued under the Company's Amended and Restated 1993 Stock Incentive Plan, and consist primarily of incentive stock options, as permitted by such Plan. The options have a term of ten years from the date of grant, were issued with an exercise price equal to the fair market value of a share of Common Stock at the time of grant, and typically vest annually in 25% increments over four years or 50% after the second year and 25% for the third and fourth years The purchase price upon exercise of an option may be paid either in cash or, if the option permits, in shares of Company Common Stock already owned, or a combination thereof. If the employment of a member of the management group, which includes the eight individuals described in this table, terminates by reason of early retirement, his vested options may thereafter be exercised in full if permitted by the Board of Directors, or otherwise only to the extent they were exercisable at time of early retirement for three months from the date of termination or the stated period of the option, whichever is shorter. Upon death of an optionee, the vested options are exercisable for twelve months from the date of death, or the expiration of the option period, whichever is shorter.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy that all transactions between the Company and its officers, directors and affiliates must be on terms no less favorable to the Company than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

     On October 20, 2000, the Compensation Committee approved a $250,000 five-year loan to Thomas H. Reslewic, then the Company's President, secured by Mr. Reslewic's non-qualified stock options. The loan accrues interest at 9.5% compounded annually with interest payable at the maturity of the loan. If Mr. Reslewic remains an employee of the Company for the entire five-year term of the loan or is terminated without cause prior to the maturity date of the loan, the Company will forgive the loan principal and all accrued interest.

     During fiscal 1999, the Company pledged a $180,000 certificate of deposit with a commercial lender as collateral for a loan obtained by Mr. Reslewic.

     On January 18, 2002, the Company entered into an employment and separation agreement under which the Company will pay Mr. Henckels an aggregate salary of $1,000,000 through January 18, 2004, including benefits that are consistent with the benefits provided under the benefit plans, practices, programs and policies of the Company. Under terms of this agreement, Mr. Henckels has agreed to devote approximately ten percent of his full time and attention to the business and affairs of the Company in the capacity of special adviser to the Chief Executive Officer until January 18, 2004.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR FUTURE FILING MADE BY LECROY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE 1934 SECURITIES EXCHANGE ACT, AS AMENDED, EXCEPT TO THE EXTENT THAT LECROY SPECIFICALLY INCORPORATES SUCH INFORMATION BY REFERENCE.

     The Compensation Committee of the Board of Directors is comprised solely of independent, non-employee Directors. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer ("CEO"), sets relative relationships between the CEO salary and salary of other key executives, and recommends to the Board the compensation program for Directors. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plan. The Compensation Committee periodically reviews the job performance of the CEO.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, ownership-linked equity based plans, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the stockholders.

BASE SALARY

     Base salary for the CEO and other executives is set annually taking into consideration the Company's sales and profit growth, overall job performance, and executive pay levels of corporations of a similar size. The Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 70% of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return.

ANNUAL CASH INCENTIVES

     The Company's pay for performance annual bonus program is a cash-based compensation component for senior executives of the Company. Executives in this program earn a bonus set by specific performance levels in areas applicable to their individual business unit. The plan is designed to reward efficient, profitable performance with the highest payout. The intent is to encourage management decisions that will provide the best financial results for the Company.

EQUITY BASED PLANS

     The third compensation component is an ownership-linked equity based program, which provides long-term incentives to executives that are aligned with the interests of the Company's stockholders. Stock options, granted at market price, typically vest annually in 25% increments over four years or 50% after the second year and 25% for the third and fourth years. A longer term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than the cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of the Company's Common Stock for the gain to be realized.

     The size and frequency of option grants are based on level of responsibility, performance of the Company as a whole and the executive's personal performance. Annually, both financial and non-financial specific goals are set, aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be made based upon management's specific recommendations, and review and approval by the Compensation Committee. Grants are made from a pool of shares defined by the Compensation Committee.

     Restricted stock awards, which vest annually in 33% increments, have also been granted to certain selected key employees. The restricted stock is subject to forfeiture in the event the Company terminates the recipient with "cause".

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In September 2001, the Company appointed Thomas H. Reslewic to be CEO, effective January 2, 2002, replacing Mr. Lutz P. Henckels. On January 2, 2002 the Company entered into a one-year employment agreement with Mr. Reslewic which provides for a base salary of $380,000, which is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company. Prior to January 2, 2002, Mr. Reslewic's base salary was $300,000. Mr. Henckels' base salary was $335,000 effective July 1, 1997 through January 1, 2002. His prior increase as CEO of the Company was on July 1, 1995. Mr. Henckels is a member of the Board of Directors and continues to provide ongoing counsel to Mr. Reslewic as a special adviser.

     Mr. Reslewic did not earn a bonus in fiscal 2002. This compares to fiscal 2001, when his bonus earned was $195,845, representing 69.8% of his base salary. Mr. Reslewic will receive an annual cash bonus of up to $220,000 if the Company achieves certain financial targets for the fiscal year ended June 30, 2003. For fiscal 2002, Mr. Henckels did not earn a bonus. This compares to fiscal 2001 when his bonus was $103,950 representing 31.1% of his base salary.

     Mr. Reslewic's employment agreement also provides that in the event of the Company's termination of Mr. Reslewic's employment without "just cause" or by Mr. Reslewic for "good reason" (including an acquisition, a change in control or a hostile takeover) he will be entitled to one year severance of a base salary and bonus. In addition, all stock options and restricted stock held by Mr. Reslewic will become immediately exercisable and he shall be entitled to continued life and medical insurance coverage, to the extent permissible under the relevant plans.

EMPLOYMENT AND OTHER AGREEMENTS

     In August 2001 the Company entered into an employment agreement with Mr. Bausback which provides for a base salary of $250,000, a target bonus of $150,000, as well as a moving and relocation reimbursement. The agreement provides that, in the event the Company terminates, Mr. Bausback without "just cause," he will be entitled to a one year severance, which includes a base salary and target bonus, as well as continued coverage under the Company's life and medical insurance policies. Moreover, any unvested stock options that would vest within six months succeeding his termination will vest immediately. In the event Mr. Bausback is terminated due an acquisition, Mr. Bausback will be entitled to one and a half years severance as well as continued life and medical insurance coverage, to the extent permissible under the relevant plans, and all unvested stock options will vest immediately.

     The Company's employment agreement with Mr. Kunzmann established a change in control provision which was effective until February 1, 2002. In the event the Company terminated Mr. Kunzmann as a result of such change in control he would have received one and one half times his current base salary, bonus, and car allowance. In addition, all of Mr. Kunzmann's unvested options would have vested immediately. This provision was subsequently extended until August 1, 2002.

POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

     Internal Revenue Code Section 162(m) generally limits the tax deduction to $1 million for compensation paid to the CEO and four other highly compensated executive officers of the Company. Qualifying performance based compensation is not subject to the deduction limitation if certain requirements are met. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. Towards this end, the Company's Amended and Restated 1993 Stock Incentive Plan is structured such that the stock options qualify as performance related compensation that is not subject to the deductibility limitation imposed by Section 162(m).


Compensation Committee:

Allyn C. Woodward, Jr., Chairman
Charles A. Dickinson
William G. Scheerer

                             AUDIT COMMITTEE REPORT

THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR FUTURE FILING MADE BY LECROY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE 1934 SECURITIES EXCHANGE ACT, AS AMENDED, EXCEPT TO THE EXTENT THAT LECROY SPECIFICALLY INCORPORATES SUCH INFORMATION BY REFERENCE.

     The Board of Directors has an Audit Committee that oversees the Company's financial reporting process and has adopted a written charter for the Audit Committee setting out the audit related functions the committee is to perform. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of the disclosures in the financial statements.

     The Audit Committee recommends to the Board each fiscal year the appointment of the independent auditors and reviews periodically the auditors' performance. The Audit Committee met with the independent auditors (both with and without the presence of the Company's management) to review and discuss the matters required to be discussed by Statement of Accounting Standards No. 61 ("Communication with Audit Committees"), including various matters pertaining to the audit, the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company's management.

     The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1. ("Independence Discussions with Audit Committees") and considered the compatibility of non-audit services with the auditors' independence. The Audit Committee has determined that the provision of the services provided by Ernst & Young LLP as set forth herein are compatible with maintaining the independence of Ernst & Young LLP.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

     The Audit Committee consists of Messrs. Anderson, Dickinson (until June 19,
2002), Scheerer and Kamin (since June 19, 2002), each of whom is "independent" as defined in Rule 4200(a)(14) of the NASDAQ listing standards. That is, the Board of Directors has determined that none of the committee members has a relationship to the Company that may interfere with their` independence from the Company and its management.

Audit Committee:

Robert E. Anderson, Chairman
(Chairman since June 19, 2002)

Charles A. Dickinson, Chairman
(Chairman and member until June 19, 2002)

Peter H. Kamin
(New member since June 19, 2002)

William G. Scheerer

                 FEES OF INDEPENDENT AUDITORS ERNST & YOUNG LLP

    Audit Fees - The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and the review of the consolidated financial statements included on Forms 10-Q for the fiscal year ended June 30, 2002 were $413,200.

     Financial Information Systems Design And Implementation Fees - There were no fees billed by Ernst & Young LLP for financial information systems design and implementation professional services for the fiscal year ended June 30, 2002.

     All Other Fees - The aggregate fees billed to the Company for all other services rendered by Ernst & Young LLP for the fiscal year ended June 30, 2002, including fees for statutorily required audits and tax consultations were $34,500. The Audit Committee has determined that the non-audit services rendered by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP's independence.

                                PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total shareholder return of the Company's Common Stock for the last five fiscal years through the fiscal year ended June 30, 2002 with that of the U.S. NASDAQ stock market index, and a peer group comprised of the S&P Information Technology index. The graph assumes an investment of $100 on June 30, 1997 and the reinvestment of dividends (where applicable).



                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG LECROY CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE S & P INFORMATION TECHNOLOGY INDEX


LECROY CORP

                                                             Cumulative Total Return
                                       ---------------------------------------------------------------------
                                            6/97        6/98        6/99        6/00       6/01        6/02



LECROY CORPORATION                        100.00       62.03       64.24       26.78      69.07       32.27
NASDAQ STOCK MARKET (U.S.)                100.00      131.62      189.31      279.93     151.75      103.40
S & P INFORMATION TECHNOLOGY              100.00      136.97      231.60      340.45     162.60       99.13







* $100 invested on 6/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of outstanding shares of the Company's Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company's equity securities.

     Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Securities and Exchange Commission Rule 16a-3(e) during its fiscal year ended June 30, 2002, Forms 5 furnished to the Company with respect to such fiscal year, and certain written representations furnished to the Company, LeCroy believes that all reports required under Section 16(a) were timely filed with the execption of two executive officers of the Company who failed to file a Form 4 on time for a cumulative total of seven transactions. Lutz P. Henckels had one transaction in each of February 2002 and March 2002; and Walter O. LeCroy, Jr. had one transaction in each of August 2001, November 2001, March 2002, May 2002 and June 2002. The Company believes that these failures to file reports on a timely basis were inadvertent and has implemented routine procedures designed to periodically remind its officers and directors of the filing requirements.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

     The Audit Committee appointed Ernst & Young LLP as independent auditors for the Company for the fiscal year ended June 30, 2002. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have the opportunity to make a statement.

                            PROPOSALS BY STOCKHOLDERS

     In order for a proposal of a stockholder to be included in the Board of Directors' Proxy Statement for the Company's 2003 Annual Meeting, it must be received at the Company's principal executive office on or before June 24, 2003, pursuant to Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the Proxy Statement.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the Annual Meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.


     REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

APPENDIX A

                               LECROY CORPORATION

                 AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

1.       PURPOSES OF THE PLAN.

         The purposes of this Amended and Restated 1993 Stock Incentive Plan of LeCroy Corporation (the "Company") are to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees and consultants of exceptional ability and to provide a means to encourage stock ownership and a proprietary interest in the Company to selected employees and consultants of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.       DEFINITIONS.

         (a) "Accelerate," "Accelerated," and "Acceleration," when used with respect to an Option, mean that as of the relevant time of reference, such Option shall become fully exercisable with respect to the total number of shares of Common Stock subject to such Option and may be exercised for all or any portion of such shares.

         (b) "Acquisition" means

                           (i) a merger or consolidation in which securities
                  possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

                           (ii) the sale, transfer, or other disposition of all
                  or substantially all of the Company's assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions.

         (c) "Beneficial Ownership" means beneficial ownership determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Committee" means the Compensation Committee of the Board; provided, that the Board by resolution duly adopted may at any time or from time to time determine to assume any or all of the functions of the Committee under the Plan, and during the period of effectiveness of any such resolution, references herein to the "Committee" shall mean the Board acting in such capacity.

         (f) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

                           (i) any person or related group of persons (other
                  than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, or

                           (ii) over a period of 36 consecutive months or less,
                  there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time such election or nomination was approved by the Board.

         (g) "Common Stock" means the authorized common stock of the Company.

         (h) "Company" means LeCroy Corporation.

         (i) "Eligible Employee" means any person who is, at the time of the grant of an Option or Restricted Stock Award, an employee (including officers and employee directors) or consultant of the Company or any Subsidiary.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

         (k) "Fair Market Value" means the value of a share of Common Stock as of the relevant time of reference, as determined as follows. If the Common Stock is then publicly traded, Fair Market Value shall be (i) the last sale price of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last sale price of the Common Stock reported in the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported in the NASDAQ National Market System. If the Common Stock is not then publicly traded, Fair Market Value shall be the fair value of a share of the Common Stock as determined by the Board or the Committee, taking into consideration such factors as it deems appropriate, which may include recent sale and offer prices of Common Stock in arms'-length private transactions.

         (l) "Hostile Takeover" means a change in ownership of the Company effected through the following transaction:

                           (i) any person or related group of persons (other
                  than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, and

                           (ii) more than 50% of the securities so acquired in
                  such tender or exchange offer are accepted from holders other than the officers and directors of the Company who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act.

         (m) "Participant" means any Eligible Employee selected to receive an Option or Restricted Stock Award pursuant to Section 5.

         (n) "Restricted Stock Award" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock which is nontransferable and subject to substantial risk of forfeiture until specific conditions of continuing employment or performance are met.

         (o) "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" under Section 422A of the Internal Revenue Code and regulations thereunder.

         (p) "Option" means an Incentive Stock Option or a nonqualified stock option.

         (q) "Plan" means this Amended and Restated 1993 Stock Incentive Plan as set forth herein and as amended and/or restated from time to time.

         (r) "Subsidiary" means any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code) of the Company.

         (s) "Takeover Price" means, with respect to any Incentive Stock Option, the Fair Market Value per share of Common Stock on the date such Option is surrendered to the Company in connection with a Hostile Takeover, or in the case of a nonqualified Option, such Fair Market Value or, if greater, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Takeover.

3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         (a) Subject to adjustment in accordance with the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Options or Restricted Stock Awards under the Plan shall not exceed 3,500,000 shares, which aggregate number of shares, automatically and without further action, shall increase, effective as of July 1, 1996 and each July 1 thereafter during the term of the Plan, by an additional number of shares of Common Stock equal to five percent of the total number of shares of Common Stock issued and outstanding as of the close of business on the immediately preceding June 30, which is the last day of the Company's fiscal year.

         (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock and/or from previously issued shares of Common Stock reacquired by the Company.

         (c) If shares covered by any Option cease to be issuable for any reason, and/or shares covered by Restricted Stock Awards are forfeited, such number of shares will no longer be charged against the limitation provided in
Section 3(a) and may again be made subject to Options or Restricted Stock
Awards.

4.       ADMINISTRATION OF THE PLAN.

         (a) The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the Plan are for reference only and will not affect the interpretation or construction of the Plan.

         (b) The Plan will be administered by the Committee, which shall consist of two or more persons. The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall determine the Eligible Employees to whom, and the time or times at which, Options or Restricted Stock Awards may be granted and the number of shares subject to each Option or Restricted Stock Award. The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of the Option or Restricted Stock Award instruments, and (iii) to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

         (c) No member of the Committee will be liable for any action taken or determination made in good faith by the Committee with respect to the Plan or any Option or Restricted Stock Award under it.

5.       GRANTS.

         (a) The Committee shall determine and designate from time to time those Eligible Employees who are to be granted Options or Restricted Stock Awards, the type of each Option to be granted and the number of shares covered thereby or issuable upon exercise thereof, and the number of shares covered by each Restricted Stock Award. Each Option and Restricted Stock Award will be evidenced by a written agreement or instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

         (b) No person will be eligible for the grant of an Incentive Stock Option who owns or would own immediately before the grant of such Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent corporation or Subsidiary. This will not apply if, at the time such Incentive Stock Option is granted, its exercise price is at least 110% of the Fair Market Value of the Common Stock and by its terms, it is not exercisable after the expiration of five years from the date of grant. Subject to adjustment in accordance with the provisions of Section 8 of the Plan, (i) no person may in any year be granted Options or Restricted Stock Awards with respect to more than 300,000 shares of Common Stock, and (ii) no more than an aggregate of 6,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.

6.       TERMS AND CONDITIONS OF STOCK OPTIONS.

         (a) The price at which Common Stock may be purchased by a Participant under an Option shall be determined by the Committee; provided, however, that, notwithstanding anything in the Plan to the contrary, unless approved by the holders of a majority of shares present and entitled to vote at a duly convened meeting of stockholders of the Company (i) the purchase price of any Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Option and (ii) the purchase price of any Option may not be reduced after the date of grant of such Option.

         (b) Each Option shall be exercisable at such time or time, during such periods, and for such numbers of shares as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Option grant (subject to Acceleration by the Committee, in its discretion). The Option shall expire no later than three months following termination of the optionee's employment or consulting relationship with the Company or a Subsidiary, except in the event that such termination is due to death or disability, in which case the Option may be exercisable for a maximum of twelve months after such termination. In any event, the Option shall expire no later than the tenth anniversary of the date of grant.

         (c) Unless the Compensation Committee otherwise determines (whether at the time the Option is granted or otherwise), upon the exercise of an Option, the purchase price will be payable in full in cash.

         (d) Incentive Stock Options may be granted under the Plan only to employees of the Company or a Subsidiary, and the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Internal Revenue Code. Any Options that purport to be Incentive Stock Options but which are granted to persons other than employees of the Company or a Subsidiary shall be, and any Options that purport to be Incentive Stock Options but are granted in amounts in excess of those specified in this Section 6(d), shall to the extent of such excess be, nonqualified Options.

         (e) No fractional shares will be issued pursuant to the exercise of an Option, nor will any cash payment be made in lieu of fractional shares.

         (f) Subject to the short-swing profit restrictions of the Federal securities laws, each Option granted to any officer of the Company may provide that upon the occurrence of a Hostile Takeover, such Option, if outstanding for at least six months, will automatically be canceled in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the aggregate Takeover Price of the shares of Common Stock at the time subject to the canceled Option (regardless of whether the Option is otherwise then exercisable for such shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be made within five days after the consummation of the Hostile Takeover. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such Option cancellation and cash distribution.

7.       TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

         (a) All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

                  (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire, unless the Committee determines otherwise.

                  (ii) The Committee shall provide in the agreement or instrument evidencing the grant of the Restricted Stock Awards that the certificates representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will be held in escrow by the Company until the restrictions on the shares lapse in accordance with the provisions of subsection (b) of this Section 7.

                  (iii) Each certificate representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

                  (iv) The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

         (b) The restrictions imposed under subparagraph (a) above upon Restricted Stock Awards will lapse at such time or times, and/or upon the achievement of such predetermined performance objectives, as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Option grant, provided, however, that the restrictions on Restricted Stock Awards shall not fully lapse in less than three years from the date of grant, or not less than one year from the date of grant if such restrictions also require the achievement of one or more predetermined performance objectives. In the event a holder of a Restricted Stock Award ceases to be an employee or consultant of the Company, all shares under the Restricted Stock Award that remain subject to restrictions at the time his or her employment or consulting relationship terminates will be returned to or repurchased by the Company unless the Committee determines otherwise.

         (c) Subject to the provisions of subparagraphs (a) and (b) above, the holder will have all rights of a shareholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto; provided, however, that he or she shall execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to restrictions under this Section 7 in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other shareholders of the Company on any matter, unless the Committee determines otherwise.

8.       ADJUSTMENT PROVISIONS.

         (a) All of the share numbers set forth in the Plan reflect the capital structure of the Company at the time of the amendment and restatement of the Plan as of July 7, 1995. Subject to Section 8(b), if subsequent to such date the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger (including without limitation in connection with the reincorporation of the Company as a Delaware corporation), consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum numbers and kinds of shares provided in Sections 3 and 5, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Options and Restricted Stock Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

         (b) The Committee shall have discretion to provide for the Acceleration of one or more outstanding Options held by employees and the vesting of unvested shares held by employees as Restricted Stock Awards upon the occurrence of a Change in Control of the Company. Such Accelerated vesting may be conditioned on the subsequent termination of the affected optionee's employment. Any Options Accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the Option Term.

         (c) In the event of an Acquisition: The unvested shares of Common Stock held by employees as Restricted Stock Awards shall immediately vest in full, except to the extent that the Company's repurchase rights with respect to those shares are to be assigned to the acquiring entity; and all outstanding Options held by employees will Accelerate to the extent not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof (the determination of comparability to be made by the Committee, which determination shall be final, binding, and conclusive). The Committee shall have discretion, exercisable either in advance of an Acquisition or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic Acceleration of one or more outstanding Options held by employees that are assumed or replaced and do not otherwise Accelerate by reason of the Acquisition, and/or (ii) the subsequent termination of one or more of the Company's repurchase rights with respect to shares held by employees as Restricted Stock Awards that are assigned in connection with the Acquisition and do not otherwise terminate at that time, in the event that the employment of the respective grantees of such Options or Restricted Stock Awards should subsequently terminate following such Acquisition.

         (d) Each outstanding Option that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to such Acquisition, shall be appropriately adjusted, immediately after such Acquisition, to apply to the number and class of securities that would have been issued to the Option holder, in consummation of such Acquisition, had such holder exercised such Option immediately prior to such Acquisition. Appropriate adjustments shall also be made to the Option price payable per share, provided, that the aggregate Option price payable for such securities shall remain the same. The class and number of securities available for issuance under the Plan following the consummation of such Acquisition shall be appropriately adjusted.

         (e) Adjustments under this Section 8 will be made by the Committee in accordance with the terms of such sections, whose determination as to what adjustments will be made and the extent thereof so as to effectuate the intent of such sections will be final, binding, and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

9.       GENERAL PROVISIONS.

         (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of or as a consultant to the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment or consulting relationship of any Participant at any time, with or without cause.

         (b) No shares of Common Stock will be issued or transferred pursuant to an Option or Restricted Stock Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or securities quotations systems upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Option or Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements.

         (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

         (d) The Committee shall adopt rules regarding the withholding of federal, state, or local taxes of any kind required by law to be withheld with respect to payments and delivery of shares to Participants under the Plan. With respect to any nonqualified stock option, the Committee, in its discretion, may permit the Participant to satisfy, in whole or in part, any tax withholding obligation that may arise in connection with the exercise of the nonqualified stock option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

         (e) No Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option.

         (f) The Committee may cancel, with the consent of the Participant, all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition to a grant of a new Option to such Participant; in each case, such new Options to have an exercise price per share based upon the Fair Market Value of the Common Stock as of the new grant date (i.e., the purchase price under a new Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such new Incentive Stock Option (110%, if the grantee of such new Incentive Stock Option is a greater-than-10% stockholder of the Company, as set forth in Section 5(b) above)). Subject to the provisions of
Section 6(d), such new Option shall be exercisable at such time or time, during such periods, and for such numbers of shares, and in accordance with any other terms or conditions, as are specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

         (g) The written agreements or instruments evidencing Restricted Stock Awards or Options granted under the Plan may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing, and if so authorized by the Committee, the Company may, with the consent of the Participant and at any time or from time to time, cancel all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation with respect to the Option either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Option so canceled over the aggregate purchase price specified in the Option covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value at such time, equal to any such excess, or by a combination of cash and shares. Upon any such payment of cash or issuance of shares, (i) there shall be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so canceled, less the number of shares so charged against such limitations, shall thereafter be available for other grants.


10.      AMENDMENT AND TERMINATION.

         (a) The Board shall have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to the rights of holders of outstanding Options and Restricted Stock Awards on the date of such action, and to the approval of the stockholders of the Company if an amendment or modification would change the eligibility requirements of the Plan, extend the term of the Plan, or increase the number of shares of Common Stock subject to grant as Options or Restricted Stock Awards under the Plan.

         (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Option or Restricted Stock Award held by such Participant as it deems advisable.

         (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair, or adversely affect any right or obligation under any Option or Restricted Stock Award previously granted to such Participant under the Plan.


11.      EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

         The Plan, as amended and restated in its present form, shall become effective on January 4, 2003, subject to subsequent approval by the Company's stockholders. Unless previously terminated, the Plan will terminate on January 4, 2008.

                                  DETACH HERE                            ZLEC42

                                     PROXY

                               LECROY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of LeCroy Corporation hereby appoints each of Thomas
H. Reslewic and Raymond F. Kunzmann, as the undersigned's attorney-in-fact and proxy, with full powers of substitution and resubstitution, and hereby authorizes each of them, acting individually, to vote in the name of and on behalf of the undersigned all shares of the Common Stock of LeCroy Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of LeCroy Corporation to be held on Wednesday, October 30, 2002, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED BUT IF NO SPECIFICATION IS MADE IT WILL BE VOTED FOR PROPOSAL 1 AND 2 ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

SEE REVERSE                                                          SEE REVERSE
SIDE              CONTINUED AND TO BE SIGNED ON REVERSE SIDE                SIDE

LECROY CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------
VOTE BY TELEPHONE
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1. Read the accompanying Proxy Statement and
   Proxy Card.

2. Call the toll-free number
   1-877-PRX-VOTE (1-877-779-8683).

3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE by midnight (Eastern Time)
October 29, 2002.

----------------
VOTE BY INTERNET
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1. Read the accompanying Proxy Statement and
   Proxy Card.

2. Go to the Website
   http://www.eproxyvote.com/lcry

3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/lcry by midnight
(Eastern Time) October 29, 2002.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET
                             THANK YOU FOR VOTING.


                                 DETACH HERE                             ZLEC41
     Please mark
/X/  votes as in
     this example.

    The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.

1. To elect Directors for a term expiring in 2005
   (as set forth in the Proxy Statement).

Nominees: (01) Charles A. Dickinson, (02) Lutz P. Henckels and (03) Peter H. Kamin.

  FOR                     WITHHELD
  ALL     / /        / /  FROM ALL
NOMINEES                  NOMINEES

         / /  ______________________________________
              For all nominees except as noted above

2. To approve the Amended and Restated 1993             FOR  AGAINST  ABSTAIN
Stock Incentive Plan (as set forth in the Proxy         / /    / /      / /
Statement).

TO CHANGE YOUR ADDRESS, PLEASE MARK THIS BOX AND NOTE
YOUR NEW ADDRESS ON THE LEFT                            / /

PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL
MEETING                                                 / /

IF YOU WISH TO SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, SEE
INSTRUCTIONS ABOVE.

NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign. When signing as Executor, Administrator, Trustee, or Guardian, etc., please add your full title. This proxy votes all shares held in all capacities.

Detach and return in the enclosed envelope.

Signature: __________________________ Date: ________________

Signature: __________________________ Date: ________________